Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of The Interpublic Group of Companies, Inc. (the “Company”); Registration Statements on Form S-8 No. 33-5352, No. 33-21605, No. 333-4747, and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements on Form S-8 No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-28029 relating to The Interpublic Outside Directors’ Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-42675 relating to the 1997 Performance Incentive Plan of the Company; Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-59254 relating to the True North Communications Inc. Stock Option Plan and the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan; Registration Statement on Form S-8 No. 333-89896 relating to the 2002 Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-115923 relating to the 2004 Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-115924 relating to the Non-Management Directors’ Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-134498 relating to the 2006 Performance Incentive Plan of the Company; and Registration Statement on Form S-8 No. 333-134497, relating to the Employee Stock Purchase Plan of the Company (2006) of The Interpublic Group of Companies, Inc. of our report dated February 28, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 28, 2007